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                                                                      EXHIBIT 11
                         WHOLESOME AND HEARTY FOODS, INC.
                      CALCULATIONS OF NET INCOME PER SHARE
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                                   The Year Ended December 31,
                                   ---------------------------------------------------------------------------------------
                                   1996                           1995                          1994
                                   --------------------------     -------------------------     --------------------------
                                   Primary      Fully Diluted     Primary     Fully Diluted     Primary      Fully Diluted
                                   --------------------------     -------------------------     --------------------------

Weighted Average Shares
Outstanding for the Period          8,455,623      8,455,623      7,670,322      7,670,322      7,566,245      7,566,245

Dilutive Common Stock
Options Using the Treasury
Stock Method                          610,346        609,721        968,369        968,918      1,011,662      1,011,662
                                  ---------------------------  ----------------------------   ----------------------------

Total Shares Used for Per
Share Calculations                  9,065,969      9,065,344      8,638,691      8,639,240      8,577,907      8,577,907
                                  ---------------------------  ----------------------------   ----------------------------
                                  ---------------------------  ----------------------------   ----------------------------

Net Income                        $ 1,063,000     $1,063,000   $  2,510,000   $  2,510,000    $ 2,391,000     $2,391,000
                                  ---------------------------  ----------------------------   ----------------------------
                                  ---------------------------  ----------------------------   ----------------------------

Net Income Per Share                  $  0.12        $  0.12        $  0.29        $  0.29        $  0.28        $  0.28
                                  ---------------------------  ----------------------------   ----------------------------
                                  ---------------------------  ----------------------------   ----------------------------

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